Exhibit 99.1

Antero Resources Announces Cash Tender Offers for up to $300 million in Aggregate Principal Amount of Senior Notes

Denver, Colorado, August 4, 2022— Antero Resources Corporation (NYSE: AR) (“Antero Resources”, “Antero”, or the “Company”) today announced that it has commenced tender offers (each, an “Offer” and, collectively, the “Offers”) to purchase for cash (i) any and all of the Company’s outstanding 8.375% Senior Notes due 2026 (such notes, the “Any and All Notes” and, such offer, the “Any and All Tender Offer”) and (ii) an amount of the Company’s outstanding 7.625% Senior Notes due 2029 (such notes, the “Maximum Tender Notes” and, such offer, the “Maximum Tender Offer”) equal to the difference between $300,000,000 and the aggregate principal amount of Any and All Notes accepted for purchase (as such amount may be increased or eliminated by the Company pursuant to the terms of the Offers, the “Aggregate Maximum Principal Amount”), in each case, on the terms and subject to the conditions set forth in the Company’s Offer to Purchase, dated August 4, 2022 (as it may be amended or supplemented from time to time, the “Offer to Purchase”).

The Offer to Purchase relates to two separate Offers, one for each series of notes (each series, a “Series of Notes”, and such notes, collectively, the “Notes”). No Offer is conditioned on any minimum amount of Notes being tendered or the consummation of any other Offer.

Any and All of the Notes Listed Below
(the Any and All Notes)

Notes	CUSIP / ISIN	Principal Amount Outstanding	Total Consideration (1)(2)
8.375% Senior Notes due 2026	03674X AN6 U0018L AF7 / US03674XAN66 USU0018LAF77	$285,548,000	$1,090.00

Up to the Aggregate Maximum Principal Amount of the Notes Listed Below
(the Maximum Tender Notes)

Notes	CUSIP / ISIN	Principal Amount Outstanding	Tender Consideration(1)(2)	Early Tender Premium(1)	Total Consideration (1)(2)(3)
7.625% Senior Notes due 2029	03674X AQ9 U0018LAG5 / US03674XA97 USU0018LAG50	$534,000,000	$1,020.00	$50.00	$1,070.00

(1)	Per $1,000 principal amount of Notes validly tendered and not validly withdrawn and accepted for purchase.

(2)	Excludes accrued interest, which will be paid on Notes accepted for purchase as described herein.

(3)	Includes the Early Tender Premium (as defined in the Offer to Purchase) for Notes validly tendered at or prior to the Early Tender Deadline (as defined below) (and not validly withdrawn) and accepted for purchase.

The Any and All Tender Offer will expire at 5:00 p.m., New York City time, on August 10, 2022, unless extended or earlier terminated (such time and date, as the same may be extended with respect to the Any and All Tender Offer, the “Any and All Expiration Date”). Holders (as defined in the Offer to Purchase) of the Any and All Notes must validly tender and not validly withdraw their Any and All Notes at or prior to the Any and All Expiration Date to be eligible to receive the Total Consideration for such Any and All Notes. The settlement date for the Any and All Tender Offer is expected to be August 11, 2022, unless extended by the Company (the “Any and All Settlement Date”), or for Any and All Notes validly tendered pursuant to the guaranteed delivery procedures set forth in the Offer to Purchase, August 15, 2022 (the “Guaranteed Delivery Settlement Date”).

The Maximum Tender Offer will expire at 11:59 p.m., New York City time, on August 31, 2022, unless extended or earlier terminated (such time and date, as the same may be extended with respect to the Maximum Tender Offer, the “Maximum Tender Expiration Date”). Holders of Maximum Tender Notes must validly tender and not validly withdraw their Maximum Tender Notes at or prior to 5:00 p.m., New York City time, on August 17, 2022 (such time and date, as the same may be extended, the “Early Tender Deadline”) in order to be eligible to receive the Total Consideration, which includes the Early Tender Premium for the Maximum Tender Notes of $50.00 per $1,000 principal amount of Notes tendered. Holders who validly tender their Maximum Tender Notes after the Early Tender Deadline and at or prior to the Maximum Tender Expiration Date will be eligible to receive only the Tender Consideration as set forth in the table above.

In each case, such Holders will also be entitled to receive accrued and unpaid interest, if any, from the last interest payment date for the applicable Series of Notes up to, but not including, the applicable Settlement Date (as defined below), if and when the applicable Notes are accepted for purchase. For the avoidance of doubt, Any and All Notes validly tendered pursuant to the guaranteed delivery procedures set forth in the Offer to Purchase will only be entitled to receive accrued and unpaid interest, if any, from the last interest payment date up to, but not including, the Any and All Settlement Date. The Offers are open to all Holders of the Notes.

Tendered Notes may be withdrawn at or prior to 5:00 p.m., New York City time, on (i) August 10, 2022, with respect to the Any and All Notes, or (ii) August 17, 2022, with respect to the Maximum Tender Notes, by following the procedures described in the Offer to Purchase, but may not thereafter be validly withdrawn, except as provided for in the Offer to Purchase or required by applicable law.

If the aggregate principal amount of Maximum Tender Notes validly tendered and not validly withdrawn at or prior to the Early Tender Deadline equals or exceeds the Aggregate Maximum Principal Amount, Holders of the Maximum Tender Notes who validly tender and do not validly withdraw Maximum Tender Notes after the Early Tender Deadline and at or prior to the Maximum Tender Expiration Date will not have any such Maximum Tender Notes accepted for payment, unless the Company increases the Aggregate Maximum Principal Amount. There can be no assurance that any or all tendered Maximum Tender Notes will be accepted for purchase.

If purchasing all of the validly tendered and not validly withdrawn Maximum Tender Notes on the applicable Settlement Date (as defined in the Offer to Purchase) would cause the Aggregate Maximum Principal Amount to be exceeded on such Settlement Date, the Company will accept such Maximum Tender Notes on a pro rata basis, so as to not exceed the Aggregate Maximum Principal Amount (with adjustments to avoid the purchase of Maximum Tender Notes in a principal amount other than in the applicable minimum denomination requirements contained in the indenture governing the Maximum Tender Notes and in integral multiples of $1,000 in excess thereof). As such, there can be no assurance that any or all tendered Maximum Tender Notes will be accepted for purchase, even if validly tendered and not validly withdrawn prior to the Early Tender Deadline.

The Company reserves the right, but is under no obligation, to increase or eliminate the Aggregate Maximum Principal Amount at any time without extending the applicable Maximum Tender Withdrawal Deadline (as defined in the Offer to Purchase), subject to applicable law. As such, there can be no assurance that any or all tendered Maximum Tender Notes will be accepted for purchase, even if validly tendered and not validly withdrawn prior to the Early Tender Deadline.

The Company reserves the right, but is under no obligation, at any time after the Early Tender Deadline and before the Maximum Tender Expiration Date, to accept Maximum Tender Notes that have been validly tendered and not validly withdrawn for purchase on a date determined at the Company’s option (such date, if any, the “Maximum Tender Early Settlement Date”). The Company currently expects the Maximum Tender Early Settlement Date, if any, to occur on August 19, 2022. If the Company chooses to exercise its option to have a Maximum Tender Early Settlement Date, the Company will purchase any remaining Maximum Tender Notes that have been validly tendered and not validly withdrawn after the Early Tender Deadline and at or prior to the Maximum Tender Expiration Date, subject to the Aggregate Maximum Principal Amount and all conditions to the Maximum Tender Offer having been satisfied or waived by the Company, on the final settlement date (the “Maximum Tender Final Settlement Date”). The Company will purchase any and all Any and All Notes that have been validly tendered and not validly withdrawn at or prior to the Any and All Expiration Date, subject to all conditions of the Any and All Offer having been satisfied or waived by the Company, on the Any and All Settlement Date or on the Guaranteed Delivery Settlement Date, as applicable (each of the Maximum Tender Early Settlement Dates, the Any and All Settlement Date, the Guaranteed Delivery Settlement Date and the Maximum Tender Final Settlement Date, a “Settlement Date”).

The Maximum Tender Final Settlement Date, if any, is expected to be September 2, 2022, unless extended by the Company. If the Company chooses not to exercise its option to have a Maximum Tender Early Settlement Date, it will purchase all Maximum Tender Notes that have been validly tendered and not validly withdrawn at or prior to the Maximum Tender Expiration Date, subject to the Aggregate Maximum Principal Amount and all conditions to the Maximum Tender Offer having been satisfied or waived by the Company, on the Maximum Tender Final Settlement Date. No tenders of Notes submitted after the Maximum Tender Expiration Date will be valid.

The Company reserves the right to terminate or withdraw the Offers in whole or terminate or withdraw the Offers with respect to any Series of Notes at any time, subject to applicable law.

Wells Fargo Securities, LLC is acting as Lead Dealer Manager, Truist Securities, Inc. and CIBC World Markets Corp. are acting as Co-Dealer Managers and IPREO LLC is acting as the Tender Agent and Information Agent for the Offers. Requests for documents may be directed to IPREO LLC at (888) 593-9546 (toll-free), (212) 849-3880 (all others) or by email at ipreo-tenderoffer@ihsmarkit.com. Copies of such documents are also available at the following web address: https://www.debtdomain.com/public/antero/index.html. Questions regarding the Offers may be directed to Wells Fargo Securities, LLC (toll-free) (866) 309-6316 or (collect) (704) 410-4756.

This announcement is for informational purposes only and is not an offer to purchase or sell or a solicitation of an offer to purchase or sell, with respect to any securities, including in connection with the Offers. The Offers are only being made pursuant to the terms of the Offer to Purchase. The Offers are not being made in any state or jurisdiction in which such Offers would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. None of the Company, any Dealer Manager, or the Tender Agent and Information Agent is making any recommendation as to whether or not Holders should tender their Notes in connection with the Offers.

Cautionary Statement Regarding Forward-Looking Information

This release includes “forward-looking statements.” Such forward-looking statements are subject to a number of risks and uncertainties, many of which are not under Antero’s control. All statements, except for statements of historical fact, made in this release regarding activities, events or developments Antero expects, believes or anticipates will or may occur in the future, such as Antero’s ability to successfully consummate the Offers and the terms thereof, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “may,” “assume,” “forecast,” “position,” “predict,” “strategy,” “expect,” “intend,” “plan,” “estimate,” “anticipate,” “believe,” “project,” “budget,” “potential,” or “continue,” and similar expressions are used to identify forward-looking statements, although not all forward-looking statements contain such identifying words. All forward-looking statements speak only as of the date of this release. Although Antero believes that the plans, intentions and expectations reflected in or suggested by the forward-looking statements are reasonable, there is no assurance that these plans, intentions or expectations will be achieved. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. Except as required by law, Antero expressly disclaims any obligation to and does not intend to publicly update or revise any forward-looking statements.

Antero cautions you that these forward-looking statements are subject to all of the risks and uncertainties incident to the exploration for and development, production, gathering and sale of natural gas, NGLs and oil, most of which are difficult to predict and many of which are beyond Antero’s control. These risks include, but are not limited to, commodity price volatility, inflation, availability of drilling, completion and production equipment and services, environmental risks, drilling and completion and other operating risks, marketing and transportation risks, regulatory changes or changes in law, the uncertainty inherent in estimating natural gas, NGLs and oil reserves and in projecting future rates of production, cash flows and access to capital, the timing of development expenditures, conflicts of interest among our stockholders, impacts of world health events (including the COVID-19 pandemic), cybersecurity risks, the state of markets for, and availability of, verified quality carbon offsets, and the other risks described under the heading "Item 1A. Risk Factors" in Antero’s Annual Report on Form 10-K for the year ended December 31, 2021 and in its subsequent Quarterly Reports on Form 10-Q.

For more information, contact Michael Kennedy – Chief Financial Officer and SVP–Finance, at (303) 357-6782 or mkennedy@anteroresources.com.